Exhibit 4.1

[Form of Common Stock Certificate]

CUSIP 00037W 10 6

AB&T Financial Corporation

Incorporated under the laws of the State of North Carolina

This Certifies that _____________ is the owner of ______________ shares of the common stock, par value of one dollar ($1.00) each, of AB&T Financial Corporation (hereinafter called the “Company”), transferable only on the books of the Company by the holder hereof in person or by duly authorized attorney, upon the surrender of this certificate properly endorsed.

This certificate and the shares represented hereby are issued and shall be held, subject to all of the provisions of the Articles of Incorporation and Bylaws of the Company, as amended or to be amended hereafter (copies of which Articles, Bylaws, and all Amendments are on file at the office of the Company), to all of which the holder by acceptance hereof assents.

This certificate shall not be valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS, the facsimile seal of the Company and the signatures of its duly authorized officers.

Dated _________________

_______________________________          _________________________
President and Chief Executive Officer               Secretary

[Corporate Seal]

The Company will furnish without charge to each shareholder who so requests a statement of the designations, powers, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations or restrictions of such preferences and/or rights as well as the authority of the board of directors to determine the variations of the foregoing for future series. Such request must be made to the Company.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with rights of survivorship and not as tenants in common
UNIF GIFT MIN ACT ___________ Custodian __________ under Uniform Gift to Minors Act

Additional abbreviations may also be used though not in the above list.

For value received, _____________ hereby sell, assign and transfers unto ____________ of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________ attorney to transfer the said stock on the books of the within name of Company with full power of substitution in the premises.

Dated _____________

               __________________________________________________________________________________
Notice: The signature to this assignment must correspond with the name as written upon the face of this certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature Guaranteed:

____________________________________________________________________________________________
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to SEC Rule 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.